Exhibit 1.2

GLOBALSANTAFE CORPORATION

Debt Securities

UNDERWRITING AGREEMENT

1.    Introductory.    GlobalSantaFe Corporation, a Cayman Islands company (“Company”), proposes to issue and sell from time to time certain of its debt securities registered under the registration statement referred to in Section 2(a) (“Registered Securities”). The Registered Securities will be issued under the indenture, dated as of February 1, 2003, between the Company and Wilmington Trust Company, as Trustee, with respect to senior debt securities, or under an indenture to be entered into between the Company and a trustee to be designated by the Company with respect to subordinated debt securities (the applicable indenture being referred to as the “Indenture”), in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

The Registered Securities involved in any such offering are hereinafter referred to as the “Securities.” The firm or firms which agree to purchase the Securities are hereinafter referred to as the “Underwriters” of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives,” as used in this Agreement (other than in Sections 2(b), 5(h) and 6 and the second sentence of Section 3), shall mean the Underwriters.

2.    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, each Underwriter that:

(a)    A registration statement (the file number of which is set forth in the Terms Agreement) relating to the Registered Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective; no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act of 1933, as amended (“Act”). Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, including all material incorporated by reference therein and all information (if any) deemed a part thereof pursuant to Rule 430A(b) under the Act, is hereinafter referred to as the “Registration Statement,” and the prospectus included in the Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Securities and the terms of offering thereof, as first filed with the Commission pursuant to and in accordance with Rule 424(b) (“Rule 424(b)”) under the Act, including all material incorporated by reference therein, is hereinafter referred to as the “Prospectus.”

(b)    On the effective date of the registration statement relating to the Registered Securities, such registration statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”) and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in Section 3, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to
(i) statements in or omissions from any of such documents based upon written information furnished to the Company by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein and (ii) that part of the Registration Statement that will constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee.

(c)    The Company has been duly incorporated and is an existing company in good standing under the laws of the Cayman Islands, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

(d)    The Indenture and the Securities have been duly authorized; and when the Securities, other than any Contract Securities (as defined below), are issued, delivered and paid for pursuant to the Terms Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Securities will have been duly executed, authenticated, issued and delivered, such Securities and the Indenture will conform to the descriptions thereof contained in the Prospectus and the Indenture and such Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e)    Any Contract Securities, when issued, delivered and paid for pursuant to the Delayed Delivery Contracts (as defined below), will have been duly executed, authenticated, issued and delivered, will conform to the description thereof contained in the Prospectus and will constitute, valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally and general principles of equity (regardless whether considered in a proceeding in equity or at law).

(f)    None of the Company or its significant subsidiaries (as defined in Section 1-02(w) of Regulation S-X promulgated under the Act) (“Subsidiaries”) is required to be registered or regulated as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, none of the Company or its Subsidiaries will be required to be registered or regulated as an “investment company” as defined in the Investment Company Act.

(g)    Except as set forth in the Prospectus, the Company and its Subsidiaries possess and are in compliance with all approvals, certificates, authorizations, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now being operated by them, except where the failure to possess such approvals, certificates, authorizations, licenses and permits or be in compliance therewith is not reasonably likely to have a material adverse effect on the condition, financial or otherwise, earnings, business or prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”), and none of the Company or its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such approval, certificate, authorization, license or permit that individually or in the aggregate, is likely to have a Material Adverse Effect.

(h)    Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company and its Subsidiaries threatened against the Company or any of its Subsidiaries that is likely to result in any Material Adverse Effect or materially and adversely affect the offering of the Securities in the manner contemplated by Prospectus.

(i)    The Terms Agreement has been and each Delayed Delivery Contract, if any, will be duly authorized, executed and delivered by the Company.

3.    Purchase and Offering of Securities.    The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of written communications (“Terms Agreement”) at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount of Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in or pursuant to the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts. The Terms Agreement will also specify the time and date of delivery and payment, which time and date may be postponed by agreement between the Representatives and the Company or as provided in Section 7 hereof (such time and date referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company.

4.    Certain Agreements of the Company.    The Company agrees with the several Underwriters that it will furnish to the counsel for the Underwriters designated in the Terms Agreement one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

(a)    The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of the Terms Agreement.

(b)    The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(c)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The terms “supplement” and “amendment” as used in this Agreement shall include, without limitation, all documents filed by the Company with the Commission subsequent to the date of the Prospectus which are deemed to be incorporated by reference in the Prospectus. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(d)    As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and
(iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

(e)    The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

(f)    The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company will not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction where it is not then so subject.

(g)    The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with qualification of the Registered Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to Underwriters.

5.    Conditions of the Obligations of the Underwriters.    The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date and time that the Terms Agreement is executed and delivered by the parties thereto and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    The Representatives shall have received an opinion, dated the Closing Date, of Maples and Calder, special Cayman Islands counsel to the Company, to the effect that:

(i)    the Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii)    the Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under the Indenture, the Terms Agreement, any Delayed Delivery Contracts and the Securities, including the issue and offer of the Securities pursuant to the Indenture, the Terms Agreement, any Delayed Delivery Contracts and the Securities;

(iii)    the Company’s authorized share capital is as set forth in the Prospectus under the heading “Capitalization”;

(iv)    the execution and delivery of the Terms Agreement, any Delayed Delivery Contracts and the Indenture have been duly authorized by and on behalf of the Company and, assuming for the purposes of delivery that the Company has physically delivered to the other parties thereto the Terms Agreement, any Delayed Delivery Contracts and the Indenture, such documents have been duly executed and delivered on behalf of the Company;

(v)    the Securities have been duly authorized by the Company, and assuming the Securities are authenticated in the manner set forth in the Indenture and delivered against due payment therefor, the Securities have been duly executed, issued and delivered;

(vi)    the execution and delivery of the Indenture, the Terms Agreement and any Delayed Delivery Contracts, the issue and offer of the Securities by the Company and the performance of its obligations under the Indenture, the Terms Agreement, any Delayed Delivery Contracts and the Securities do not conflict with or result in a breach of or constitute a default under any of the terms or provisions of the Memorandum and Articles of Association of the Company or any order, law, rule or regulation of any court or government agency or body of the Cayman Islands having jurisdiction over the Company or any of its subsidiaries that are incorporated under the laws of the Cayman Islands or any of their respective properties;

(vii)    to the knowledge of such counsel, no authorizations, consents, approvals, licenses, validations, orders or exemptions are required by law from any governmental authorities or agencies, courts or other official bodies in the Cayman Islands in connection with the (A) execution, creation or delivery of the Indenture, the Terms Agreement and any Delayed Delivery Contracts; (B) enforcement of the Indenture, the Terms Agreement and any Delayed Delivery Contracts, subject to the payment of stamp duty; (C) offering, execution, authentication, allotment, issue or delivery of the Securities; (D) payment of principal and interest and any other amounts under the Securities; and (E) performance by the Company of its obligations under the Securities, the Indenture, the Terms Agreement and any Delayed Delivery Contracts; and

(viii)    any statements set forth in the Prospectus describing Cayman Islands tax consequences, insofar as such statements purport to describe the provisions of the laws of the Cayman Islands and documents referred to therein, are accurate and fair in all material respects.

(b)    The Representatives shall have received an opinion, dated the Closing Date, of Baker Botts L.L.P., counsel for the Company, to the effect that:

(i)    the Indenture, assuming its due authorization, and further assuming its due execution and delivery by the Company insofar as such matters are governed by Cayman Islands law, has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law); the Indenture has been duly qualified under the Trust Indenture Act; and the Securities, assuming their due authorization, and further assuming their due execution and delivery by the Company insofar as such matters are governed by Cayman Islands law, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Terms Agreement and, in the case of Contract Securities, the terms of the applicable Delayed Delivery Contract, and the terms of the Indenture, will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law); and the Securities, when so issued and delivered and sold, will conform as to legal matters in all material respects to the description thereof contained in the Prospectus;

(ii)    the Terms Agreement and any Delayed Delivery Contracts, assuming their due authorization, and further assuming their due execution and delivery by the Company insofar as such matters are governed by Cayman Islands law, have been duly executed and delivered by the Company;

(iii)    to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body is required under U.S. federal law or the laws of the State of Texas for the consummation by the Company of the transactions contemplated by the Terms Agreement, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters (as to which such counsel need express no opinion), the Trust Indenture Act and such other approvals (specified in such opinion) as have been obtained;

(iv)    neither the issue and sale of the Securities by the Company, the execution and delivery by the Company of the Indenture, the Terms Agreement or any Delayed Delivery Contracts, nor the consummation of any other of the transactions contemplated by the Terms Agreement, nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under (A) any applicable U.S. federal law or the laws of the State of Texas or (B) the terms of any indenture or other agreement or instrument providing for the borrowing of money known to such counsel and to which the Company or any of its subsidiaries is a party or bound except in the case of clauses (A) and (B) above, such conflict, breach, violation or default that is not, individually or in the aggregate reasonably likely to have a Material Adverse Effect;

(v)    the Registration Statement has become effective under the Act; any required filing of the Prospectus with the Commission pursuant to Rule 424(b) has been made in the manner and within the time period required thereby; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and the registration statement relating to the Registered Securities, as of its most recent effective date, and the Prospectus, as of its issue date, and any amendment or supplement thereto, as of its effective or issue date (in each case, other than the financial statements and schedules, the notes thereto and the auditor’s reports thereon, the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need not comment), appear on their face to comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and the Trust Indenture Act; and

(vi)    the Company is not required to be registered or regulated as an “investment company” within the meaning of the Investment Company Act.

Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to factual matters upon statements of officers and other representatives of the Company and as to materiality to a large degree on officers and other representatives of the Company and representatives of the Underwriters), no facts came to such counsel’s attention that led such counsel to believe that the Registration Statement (other than the financial statements and schedules, the notes thereto and the auditor’s reports thereon, the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, and the exhibits thereto, as to which such counsel need express no belief) at the date of the Terms Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements, the notes thereto and the auditor’s report thereon and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) as of its issue date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such opinion may be limited to the laws of the State of Texas, the general contract law of the State of New York and the federal laws of the United States. Such counsel may rely as to matters of Cayman Islands law upon the opinion of Maples and Calder furnished to the Underwriters pursuant to the Terms Agreement. As to matters involving the application of laws other than the laws of the State of Texas, the contract law of the State of New York or the federal laws of the United States, to the extent they deem proper and specified in such opinion, such counsel may rely upon the opinion of other counsel of good standing provided such opinions are also addressed to the Underwriters and are in form and substance satisfactory to them. Such counsel may also rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(c)    The Representatives shall have received an opinion, dated the Closing Date, of the General Counsel, Associate General Counsel or Assistant General Counsel of the Company, to the effect that:

(i)    each of the Subsidiaries of the Company listed on Schedule II to the Terms Agreement (individually a “Specified Subsidiary” and collectively the “Specified Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and the Company and each of the Specified Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except as would not have a Material Adverse Effect; provided that, with respect to any such subsidiary for which a certificate of existence or good standing or similar certification is not available on a timely basis from the certifying authority in the applicable jurisdiction, such counsel may state that his opinion is based solely on such counsel’s general familiarity with such subsidiary and not on the certificate of any public official;

(ii)    all the outstanding shares of capital stock of each Specified Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Specified Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

(iii)    no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by the Terms Agreement, except such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters, as to which such counsel need express no opinion, and such other approvals (specified in such opinion) as have been obtained;

(iv)    neither the issue and sale of the Securities by the Company, the execution and delivery by the Company of the Indenture, the consummation of the transactions contemplated thereby, nor the fulfillment of the terms of the Terms Agreement will conflict with, result in a breach or violation of, or constitute a default under (A) any applicable U.S. federal or Texas law, (B) the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or bound or (C) any judgment, order or decree known to such counsel to be applicable to the Company or its Specified Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or its Specified Subsidiaries, except in the case of clauses (A), (B) and (C) above, such conflict, breach, violation or default that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect;

(v)    except as set forth in the Prospectus, the Company and its Specified Subsidiaries possess and are in compliance with all approvals, certificates, authorizations, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business as described in the Prospectus, except where the failure to possess such approvals, certificates, authorizations, licenses and permits or be in compliance therewith would not be reasonably likely to have a Material Adverse Effect and to the knowledge of such counsel, none of the Company or its Specified Subsidiaries, has received any notice of proceedings relating to the revocation or modification of any such approval, certificate, authorization, license or permit which, individually or in the aggregate, if it became the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect; and

(vi)    to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or government agency, authority or body or any arbitrator to which the Company or its Specified Subsidiaries is a party required to be described in the Registration Statement or Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company, representatives of the Underwriters and counsel to the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel did not independently verify such information and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified above), on the basis of the foregoing (relying as to factual matters upon statements of officers and other representatives of the Company and as to materiality to a large degree on officers and other representatives of the Company and representatives of the Underwriters) no facts came to such counsel’s attention that led such counsel to believe that the Registration Statement (other than the financial statements and schedules, the notes thereto and the auditor’s report thereon and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, and the exhibits thereto, as to which such counsel need express no belief) at the date of the Terms Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (other than the financial statements, the notes thereto and the auditor’s report thereon and the other financial, numerical, statistical and accounting data included or incorporated by reference therein, or omitted therefrom, as to which such counsel need express no belief) as of its issue date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions expressed in such opinion may be limited to the laws of the State of Texas, the corporate laws of the State of Delaware and the federal laws of the United

States. Such counsel may rely as to matters of Cayman Islands law upon the opinion of Maples and Calder furnished to the Underwriters pursuant to the Terms Agreement. As to matters involving the application of laws other than the laws of the State of Texas, the corporate laws of the State of Delaware or the federal laws of the United States, to the extent they deem proper and specified in such opinion, such counsel may rely upon the opinion of other counsel of good standing provided such opinions are also addressed to the Underwriters and are in form and substance satisfactory to them. Such counsel may also rely as to matters of fact, to the extent he deems proper, on certificates of responsible officers of the Company and public officials.

(d)     The Representatives shall have received from the counsel for the Underwriters designated in the Terms Agreement such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement and the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)    The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer or the President or any Vice President of the Company and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Prospectus, any amendment or supplement to the Prospectus and the Terms Agreement and that:

(i)    the representations and warranties of the Company in the Terms Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)    since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any amendment or supplement thereof or thereto after the date of the prospectus supplement included in the Prospectus), there has been no material adverse change or development or event involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereof or thereto after the date of such prospectus supplement); and

(iii)    that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(f)    On or prior to each of the date of the Terms Agreement and the Closing Date, the Representatives shall have received letters, dated, respectively, as of the date of the Terms Agreement and the Closing Date, of PricewaterhouseCoopers LLP, confirming that they are independent certified public accountants with respect to the Company and stating in effect that:

(i)    in their opinion, the financial statements and schedules audited by them and included or incorporated by reference in the prospectus contained in the registration statement relating to the Registered Securities, as amended at the date of such letter, comply as to form in all material respects with the applicable sections of Regulation S-X;

(ii)    with respect to quarterly and corresponding year-to-date periods ended subsequent to the end of the Company’s most recent fiscal year for which the Company has filed an Annual Report on Form 10-K, if any, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed consolidated balance sheets and the unaudited condensed consolidated statements of income and of cash flows included or incorporated by reference in such prospectus and inquired of certain officials of the Company who have responsibility for financial and accounting matters of the Company whether those unaudited condensed consolidated financial statements comply as to form in all material respects with the applicable sections of Regulation S-X and that as a result of the foregoing procedures, nothing came to their attention that caused them to believe that:

(A)    any material modifications should be made to the unaudited condensed consolidated financial statements described in 5(f)(ii) above for them to be in conformity with generally accepted accounting principles, or

(B)    the unaudited condensed consolidated financial statements described in 5(f)(ii) above do not comply as to form in all material respects with Regulation S-X;

(iii)    if any interim consolidated financial statements are available from the Company for any period commencing immediately after the date of the Company’s most recent consolidated balance sheet included or incorporated by reference in such prospectus, they read the unaudited consolidated financial data of the Company relating to such period and relating to the corresponding period in the preceding year and inquired of certain officials of the Company who have responsibility for financial and accounting matters whether those unaudited financial data are stated on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in such prospectus, and that as a result of the foregoing procedures, nothing came to their attention that caused them to believe that:

(A)    there was, at the end of such period, any change in the ordinary shares, increase in the long-term debt, including capital lease obligation, or any decrease in consolidated net current assets (working capital) or shareholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the Company’s most recent consolidated balance sheet included or incorporated by reference in such prospectus, or

(B)    for such period, there were any decreases, as compared to the corresponding period in the preceding year, in total consolidated revenues, operating income or net income,

except, in the case of both (A) and (B), for changes or decreases that such prospectus or documents incorporated by reference therein discloses have occurred or may occur and except as may be set forth in such letter;

(iv)    with respect to the period subsequent to the later of the end of the period specified in 5(f)(iii) above, the end of the most recent period specified in 5(f)(ii) or the end of the most recent period specified in 5(f)(i) they have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (i) at a date not more than five business days prior to the date of the letter, there was any change in ordinary shares or increase in long-term debt, including capital lease obligation, of the Company as compared with amounts shown on the Company’s most recent unaudited condensed consolidated balance sheet incorporated by reference in such prospectus or (ii) for the period subsequent to the date of such balance sheet until a date not more than five business days prior to the date of the letter, there were any decreases, as compared with the corresponding period in the preceding year in total consolidated revenues; and on the basis of the foregoing inquiries and a reading of minutes of the meetings of the board of directors and audit committee of the Company, nothing came to their attention that caused them to believe that there was any such change, increase or decrease, except in all instances that the prospectus or documents incorporated by reference therein discloses have occurred or may occur and except as may be set forth in such letter;

(v)    on the basis of a reading of any unaudited pro forma financial statements included or incorporated by reference in such prospectus (“pro forma financial statements”), inquiries of officials of the Company who have responsibility for financial and accounting matters, other specified procedures, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such pro forma financial statements, nothing came to their attention which caused them to believe that such pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such pro forma statements; and

(vi)    they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) included or incorporated by reference in such prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

All financial statements and schedules included in material incorporated by reference into such prospectus shall be deemed included in such prospectus for purposes of this subsection.

(g)    The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(h)    Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Company or its subsidiaries; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company by the Commission or the New York Stock Exchange; (iv) any banking moratorium declared by federal or New York authorities; or
(v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States or a national emergency or war or other calamity or crisis, such that in each case referred to in clauses (i) through (v) above, the effect of any such event on financial markets is such as to make it, in the judgment of a majority in interest of the Underwriters, including any Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus.

(i)    Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

6.    Indemnification and Contribution.

(a)    The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission in any of such documents, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriters through the Representatives, if any, specifically for inclusion therein; provided further, that with respect to any untrue statement or omission of material fact made in any preliminary prospectus or preliminary prospectus supplement, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Underwriters, (x) delivery of the Prospectus was required to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)    Each Underwriter agrees to severally indemnify and hold harmless the Company, its directors, its officers and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives, if any, specifically for inclusion in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c)    Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Subsection 6(a) or 6(b) hereof unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Subsection 6(a) or 6(b) hereof. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party, it being understood that the indemnifying party shall not be liable for more than one separate firm (in addition to one local counsel in each jurisdiction) for all indemnified parties in each jurisdiction in which any claim or action arising out of the same general allegations or circumstances is brought. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not, without its prior consent, be liable for any settlement or compromise or consent to the entry of any judgment.

(d)    In the event that the indemnity provided in Subsection 6(a) or 6(b) hereof is unavailable to or insufficient for any reason to hold harmless an indemnified party (other than as set forth therein), the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Subsection 6(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Subsection 6(d).

7.    Default of Underwriters.    If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except as provided in Section 6. In the event satisfactory arrangements for the purchase of such Securities are made within 36 hours of such default, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter of its liability, if any, to the Company or any non-defaulting Underwriter for damages occasioned by its default hereunder. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the principal amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

8.    Survival of Certain Representations and Obligations.    The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(h), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

9.    Notices.    All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telegraphed or sent by facsimile and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered, telegraphed or sent by facsimile and confirmed to it at 15375 Memorial Drive, Houston, Texas 77079-4101, facsimile number (281) 925-6652, attention of General Counsel.

10.    Successors.    This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11.    Governing Law.    This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

12.    Business Day.    For purposes of the Terms Agreement, “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law, executive order or regulation to close.

13.    Headings.    The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

14.    Counterparts.    Any Terms Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

ANNEX I

(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,

New York time, on.............................. 20.... .)

DELAYED DELIVERY CONTRACT

[Insert date of public offering]

GlobalSantaFe Corporation

c/o    [insert name of lead underwriter]

Gentlemen:

The undersigned hereby agrees to purchase from GlobalSantaFe Corporation, a Cayman Islands company (“Company”), and the Company agrees to sell to the undersigned, [If one delayed closing, insert—as of the date hereof, for delivery on                         , 20     (“Delivery Date”),]

[$]..............................................

principal amount of the Company’s [Insert title of securities] (“Securities”), offered by the Company’s Prospectus dated                         , 20     and a Prospectus Supplement dated                         , 20     relating thereto, receipt of copies of which is hereby acknowledged, at     % of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract (“Contract”).

[If two or more delayed closings, insert the following:

The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

Delivery Date	Principal Amount

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

Payment for the Securities that the undersigned has agreed to purchase for delivery on—the—each—Delivery Date shall be made to the Company or its order [by certified or official bank check in New York Clearing House (next day) funds at the office of                          at             .M.] [by wire transfer of same day funds to an account specified by the Company] on—the—such—Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned—for delivery on such Delivery Date—in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to—the—such—Delivery Date.

It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on—the—each—Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at—the—such—Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

It is understood that the acceptance of any such Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

Yours very truly,

(Name of Purchaser)

By:

(Title of Signatory)

(Address of Purchaser)

Accepted, as of the above date.

GLOBALSANTAFE CORPORATION

By:

                                                 [Insert Title]